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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                       Jurisdiction of Incorporation            Names Under Which
Name of Subsidiary                     or Organization                          Subsidiaries Do Business
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
MAPICS EMEA Support Center B.V.         Netherlands                             MAPICS EMEA Support Center B.V.
MAPICS Singapore Pte. Ltd.              Singapore                               MAPICS Singapore Pte. Ltd.
MAPICS GmbH                             Germany                                 MAPICS GmbH
MAPICS KK                               Japan                                   MAPICS KK
MAPICS UK Ltd.                          United Kingdom                          MAPICS UK Ltd.
MAPICS France S.a.r.l.                  France                                  MAPICS France S.a.r.l.
MAPICS International Corporation        Barbados                                MAPICS International Corporation